UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 1, 2012

ENTEGRIS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of

Incorporation or Organization)

001-32598	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

(978) 436-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 1, 2012, Entegris, Inc. (the “Company”) entered into a First Amendment to Credit Agreement (the “Amendment”) with Poco Graphite, Inc. (together with the Company, the “Borrowers”), the Lenders (as defined in the Credit Agreement defined below) and Wells Fargo Bank National Association (the “Administrative Agent”). The Borrowers, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of June 9, 2011 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”). The Borrowers are subject to certain affirmative covenants contained in the Credit Agreement, including maximum capital expenditure limits. The Amendment modifies the maximum capital expenditure limit covenant, which prohibits the Borrowers from exceeding capital expenditures on a year-to-date basis as of any measurement date during any fiscal year, by increasing the maximum limit from $60,000,000 to $85,000,000. The Amendment also modifies Schedule 4.4 of the Credit Agreement to update the Company’s list of wholly-owned subsidiaries.

The foregoing summary of the Amendment is subject to, and qualified in its entirety by, the full text of the Amendment attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	First Amendment to Credit Agreement, dated August 1, 2012, among the Registrant, Poco Graphite, Inc., the Lenders as defined in the Credit Agreement and Wells Fargo Bank, National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: August 3, 2012	By	/s/ Peter W. Walcott	.

Peter W. Walcott,
Senior Vice President & General Counsel